STOCK TRANSFER AGREEMENT

THIS STOCK TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of the 20th day of February, 2007, by and among Celsia Technologies, Inc., a Nevada corporation (the “Company”), Hakan Wretsell (“Wretsell”), Michael Karpheden (“Karpheden”), Axiom Capital Management, Inc. (the “Agent”) and each other person or entity listed as a Purchaser on Schedule 1 attached to this Agreement, as such Schedule I shall be revised from time to time (the “Purchasers”). Wretsell and Karpheden are sometimes collectively referred to herein as the “Executive Officers” and individually as an “Executive Officer.”

Recitals

WHEREAS, the Company desires to sell and issue Secured Convertible Promissory Notes in the aggregate principal amount of not less than Two Hundred Fifty Thousand Dollars ($250,000) and not more than One Million Dollars ($1,000,000) (individually, a “Convertible Note,” and collectively, the “Convertible Notes”);

WHEREAS, Wretsell and Karpheden are the duly appointed Chief Executive Officer and Chief Financial Officer of the Company, respectively, and own certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”), and as such have a material interest in the consummation of the sale of the Convertible Notes;

WHEREAS, the Convertible Notes will be sold in multiple closings to the Purchasers pursuant to Securities Purchase Agreements between the Company and each Purchaser (each a “Purchase Agreement” and collectively the “Purchase Agreements”); and

WHEREAS, the Purchasers have required as a condition to purchasing the Convertible Notes, and as an inducement for the Purchasers to purchase the Convertible Notes, the Executive Officers have agreed, to transfer certain shares of Common Stock owned by the Executive Officers to the Purchasers in the event that a Qualified Debenture Financing (as defined in the Convertible Notes) does not occur on or before June 20, 2007 (the “Trigger Date”), all in accordance with and subject to the terms of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

1. Incorporation of Recitals. The foregoing Recitals are hereby incorporated herein in their entirety by this reference.

2. Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Convertible Notes.

3. Transfer of Securities. As further described herein and in accordance with the terms and subject to the conditions of this Agreement, in the event a Qualified Debenture Financing has not occurred on or before the Trigger Date, Wretsell agrees to transfer 462,588 shares of Common Stock owned by him (the “Wretsell Stock”) and Karpheden agrees to transfer 271,677 shares of Common Stock owned by him (the “Karpheden Stock,” and, collectively with the Wretsell Stock, the “Executive Officer Stock”) to the Purchasers, free and clear of any liens or encumbrances (other than restrictive legends), pro rata among the Purchasers in accordance with the principal amounts of the Convertible Notes purchased by the Purchasers pursuant to the Purchase Agreements.

(a)  As further assurance of the performance of the Executive Officer’s obligations hereunder, the Executive Officers hereby assign, transfer and grant the Executive Officer Stock to the Agent to hold for the benefit of the Purchasers. All certificates representing the Executive Officer Stock have been delivered to and are being held by or on behalf of Agent pursuant hereto. All certificates representing Executive Officer Stock shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signature(s) thereon guaranteed by a financial institution that is a member of a Stock Transfer Association approved medallion program such as STAMP, SEND or MSP, or, in the case of Wretsell, accompanied by a letter from the company guaranteeing Wretsell’s signature, and otherwise in form and substance satisfactory to Agent and subject to any applicable law or regulations. Notwithstanding the above, in the event the Company issues less than $1 million in aggregate principal amount of Convertible Notes, a number of shares of Executive Officer Stock equal to (i) the percentage obtained by dividing (A) the difference between $1 million and the aggregate principal amount of Convertible Notes issued by the Company by (B) $1 million, multiplied by (ii) the number of shares of Executive Officer Stock (the “Excess Shares”) shall be returned to the Executives, pro rata between Wretsell and Karpheden in accordance with the number of shares of Wretsell Stock and Karpheden Stock. Until such time as the Executive Officer Stock is transferred to the Purchasers in accordance with the terms hereof, the Executive Officer shall retain all voting rights relating to the Executive Officer Stock.

(b) In the event a Qualified Debenture Financing shall not have occurred on or before the Trigger Date, the Agent shall endorse, assign or otherwise transfer the Executive Officer Stock to the Purchasers pro rata in accordance with the principal amounts of the Convertible Notes purchased by the Purchasers pursuant to the Purchase Agreements. In connection therewith, the Agent shall have the right at any time to exchange certificates representing or evidencing the Executive Officer Stock for certificates of smaller or larger denominations.

(c)  Upon the occurrence of a Qualified Debenture Financing on or before the Trigger Date or the earlier termination of this Agreement (other than a termination resulting from the transfer of the Executive Officer Stock to the Purchasers pursuant to this Agreement), the Agent shall return, assign or otherwise transfer the Executive Officer Stock to the Executive Officers.

4. Representations and Warranties. Wretsell hereby represents and warrants that he is the sole legal and beneficial owner of the Wretsell Stock, and Karpheden hereby represents and warrants that he is the sole legal and beneficial owner of the Karpheden Stock, in each case free and clear of any liens or encumbrances.

5. Covenants and Agreements. The Company hereby acknowledges and agrees to the existence and terms of this Agreement. In the event that the Company effectuates a stock split with respect to the Common Stock, or makes a distribution of Common Stock to all holders of Common Stock, the additional shares of Common Stock issued with respect to the Executive Officer Stock shall constitute additional Executive Officer Stock, and the Executive Officers shall take all steps necessary to deliver any stock certificates relating to such additional Executive Officer Stock to the Agent in accordance with the terms hereof. In the event the Company distributes any of its assets to all the holders of Common Stock, such assets distributed with respect to the Executive Officer Stock shall be held by Agent and shall be transferred together with the Executive Officer Stock in accordance with the terms of this Agreement. The parties hereto hereby agree to execute, acknowledge, deliver and cause to be duly filed all further instruments and documents and take all such actions as a party hereto may from time to time reasonably request for effectuating the terms of this Agreement and the rights created hereby.

6. Designation of Agent; Indemnity.

(a)  Until the termination of this Agreement, the Purchasers hereby irrevocably designate Axiom (and its successors and assigns) as their agent and Axiom hereby accepts such designation, in order to execute any and all instruments or other documents on behalf of the Purchasers and to do any and all other acts or things on behalf of the Purchasers that Axiom (or its successors or assigns) in its sole discretion deems necessary or advisable or that may be required pursuant to this Agreement or otherwise, to exercise Purchasers’ rights and remedies under this Agreement. None of the Purchasers may take any action or exercise any rights under this Agreement except through Axiom as their agent. Notwithstanding anything to the contrary set forth herein, this Agreement may be waived, modified, amended, terminated or discharged only in accordance with Section 7 hereof.

(b) Axiom, as agent, shall have no duties or responsibilities whatsoever with respect to the Executive Officer Stock except as are specifically set forth herein. Axiom, in its capacity as agent for the Purchasers, shall neither be responsible for or under, nor chargeable with knowledge of the terms and conditions of, any other agreement, instrument or document in connection herewith. Axiom may conclusively rely upon, and shall be fully protected from all liability, loss, cost, damage or expense in acting or omitting to act pursuant to any written notice, instrument, request, consent, certificate, document, letter, telegram, opinion, order, resolution or other writing hereunder without being required to determine the authenticity of such document, the correctness of any fact stated therein, the propriety of the service thereof or the capacity, identity or authority of any party purporting to sign or deliver such document. Axiom shall have no responsibility for the contents of any such writing contemplated herein and may rely without any liability upon the contents thereof.

(c)  Axiom, in its capacity as agent for the Purchasers, shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby or with the rights or powers conferred upon it hereunder, nor for action taken or omitted by it in good faith, and in accordance with advice of counsel (which counsel may be of Axiom’s own choosing), and shall not be liable for any mistake of fact or error of judgment or for any acts or omissions of any kind except for its own willful misconduct or gross negligence.

(d) Each of the Purchasers (each, an “Indemnifying Parties”) agrees to indemnify Axiom, in its capacity as agent for the Purchasers, and its employees, directors, officers and agents and hold each harmless against any and all liabilities incurred by it hereunder as a consequence of such party's action, and each Indemnifying Party agrees to indemnify Axiom, in its capacity as agent for the Purchasers, and hold it harmless against any claims, costs, payments, and expenses (including the reasonable fees and expenses of counsel) and all liabilities incurred by it in connection with the performance of its duties hereunder, except in the case for claims, costs, payments, and expenses (including the reasonable fees and expenses of counsel) and liabilities incurred by Axiom resulting from its own willful misconduct or gross negligence.

7. Miscellaneous. This Agreement can be waived, modified, amended, terminated or discharged only explicitly in a writing signed by the Company, Executive Officers and the Required Majority; provided, however, that (i) Schedule 1 hereto shall be revised by the Company from time to time to reflect additional Purchasers as parties to this Agreement without the written consent of any other party to this Agreement and (ii) unless earlier terminated by the parties in accordance with this Section 7, this Agreement shall terminate upon the transfer of the Executive Officer Stock pursuant to Section 3(b) or 3(c) hereof. A waiver shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights or remedies. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective participants, successors, and permitted assigns and shall take effect when signed by Company, Agent, Executive Officers and a Purchaser. Purchasers’ rights hereunder may not be transferred or assigned to any third party without the prior written consent of the Executive Officers. This Agreement shall be governed by the internal law of the State of New York without regard to conflicts of law provisions. Any legal action or proceeding with respect to this Agreement shall be brought exclusively in the courts of the State of New York or of the United States of America sitting in New York County, and, by execution and delivery of this Agreement, the parties hereto hereby accept for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

8. Waiver of Jury Trial: EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT COMPANY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR SECURED PARTY ENTERING INTO THIS AGREEMENT.

9. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement (“Notices”) shall be given in accordance with Section 5.7 of the Purchase Agreements; provided, however, that all Notices to Wretsell or Karpheden shall be sent to the addresses set forth on the signature page hereto with a copy to the Company and Agent shall be copied on all notices at Axiom Capital Management, Inc., 780 Third Avenue, 43rd Floor, New York, New York 10017, attn: Marcelo Martins, facsimile (212) 251-3888.

IN WITNESS WHEREOF, the parties have duly executed and delivered this Stock Transfer Agreement as of the date and year first written above.

HAKAN WRETSELL:	AGENT: AXIOM CAPITAL MANAGEMENT, INC.

/s/ Hakan Wretsell	By:	/s/ Mark D. Martino
Hakan Wretsell		Name: Mark D. Martino Title: President
Address: ___________________________ ______________________ ______________________ Facsimile: ______________________

MICHAEL KARPHEDEN:	COMPANY: CELSIA TECHNOLOGIES, INC.

/s/ Michael Karpheden	By:	/s/ Michael Karpheden
Michael Karpheden		Name: Michael Karpheden Title: Chief Financial Officer
Address: ________________________ ____________________ ______________________ Facsimile: ______________________

COUNTERPART SIGNATURE PAGE
TO STOCK TRANSFER AGREEMENT
DATED FEBRUARY 20, 2007

The undersigned hereby executes and delivers the Stock Transfer Agreement to which this Signature Page is attached, which, together with all counterparts of the Stock Transfer Agreement and Signature Pages of the Company, Agent, Executive Officers and other “Purchasers” under the Stock Transfer Agreement, shall constitute one and the same document in accordance with the terms of the Stock Transfer Agreement.

PURCHASER:___________________________*
By:
Name:_______________________________ Title:________________________________

* Executed by each Purchaser